STATE OF SOUTH CAROLINA       )
                              )            SPECIAL POWER OF ATTORNEY
COUNTY OF GREENVILLE          )

I, Christopher T. Holmes, Principal, do hereby constitute, nominate and appoint each of William S. Hummers III and William P. Crawford, Jr., individually, as my true and lawful Attorney, for me and in my name, place and stead for the purpose of executing and delivering any forms and any other documents required under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), in connection with my being a reporting person of The South Financial Group, Inc.

I, the Principal, do hereby ratify and confirm all acts of William S. Hummers III or William P. Crawford, Jr. as my agent and attorney in executing and delivering the aforementioned forms and any other legal documents required in regard to Section 16, and do declare that such signature on my behalf shall have the same full force and effect as if performed and signed by me in person.

This Special Power of Attorney shall be revoked by (i) the death of the Principal, (ii) the physical disability or mental incompetence of the Principal, which renders the Principal incapable of managing his/her own estate, or (iii) the revocation by the Principal in writing, such revocation to be effective at such time as the attorney in fact hereunder receives actual knowledge of such death or disability/incompetence of the Principal or receives written notice of revocation from the Principal.

IN WITNESS WHEREOF, I have set my hand and seal this 5th day of January, 2006.

In the presence of:                           /s/ Christopher T. Holmes

/s/ Caroline Trinkley

/s/ Andrea S. Stegall


STATE OF SOUTH CAROLINA       )
                              )              ACKNOWLEDGMENT
COUNTY OF GREENVILLE          )

I, Andrea S. Stegall, a Notary Public for the State of South Carolina, do Hereby certify that Caroline Trinkley personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and (where an official seal is required) seal as of this date:
January 5, 2006


/s/ Andrea S. Stegall
Signature of Notary Public
My commission expires: 1/2/2011